UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
1.01	Entry into a Material Definitive Agreement.
9.01	Financial Statements and Exhibits.

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement

Effective on August 15, 2007, the Compensation Committee of the Board of Directors of Uranium Energy Corp. (the "Company") ratified and approved the Company's entry into a consulting services agreement (the "Agreement") with Obara Builders Ltd. (the "Consultant"). The Consultant is owned and controlled by Mr. Pat Obara, the Company's Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer. A copy of the Agreement is attached hereto as Exhibit 10.1.

Pursuant to the Agreement, the Consultant has agreed to provide consulting services to the Company with respect to the maintenance and development of the Company's business interests of acquiring, exploring and developing resource properties. In exchange for providing such services, the Consultant is entitled to a monthly fee of CDN$10,000, plus any GST (goods and services tax) and other applicable taxes payable thereon. Increases in the monthly fee and bonuses shall be determined in accordance with the terms of the Agreement. In addition, in accordance with and subject to the terms of the Agreement, the Consultant will be granted stock options for the purchase of not less than 500,000 common shares of the Company at such fair market exercise price as shall be determined by the Company's Board of Directors, exercisable for a period of not less than 10 years from the date of grant. The initial term of the Agreement expires on July 1, 2009, but is renewable automatically subject to, and in accordance with, the provisions of the Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Consulting Services Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 6, 2007.	URANIUM ENERGY CORP. By: /s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer, Principal Executive Officer and a director

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